       Exhibit 10.1

BILL OF SALE AND ASSIGNMENTAND TRANSFER OF LICENSE

THIS BILL OF SALE (this "Bill of Sale") is entered into and effective as of June 9, 2014 by and between PSiTech Corporation , a company organized under the laws of British Virgin Islands (BVI) ("Licensor"), and Go-Page Corporation., a Nevada corporation (f/k/a Empirical Ventures, Inc.) ("Licensee").

WHEREAS, Licensor, Licensee and the other signatories thereto are parties to an Amended License Agreement, dated March 27, 2014(the "License Agreement");

WHEREAS, the execution and delivery of this Bill of Sale is contemplated by Section 6of the License Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration set forth in the License Agreement, the parties hereto hereby agree as follows:

1. Sale of Purchased Assets.  For true and lawful consideration paid to it by Licensee, the sufficiency of which is hereby acknowledged, Licensor hereby sells, assigns, transfers, conveys and delivers to Licensee, all right, title and interest in and to all of the Purchased Assets, free and clear of all Liens. The sale, assignment, transfer, conveyance and delivery of the Purchased Assets made hereunder are made in accordance with and subject to the representations, warranties, covenants and provisions contained in the Agreement..

2. Further Assurances.  Licensor shall from time to time after the delivery of this Bill of Sale, at Licensee's reasonable request and without further consideration, execute and deliver such other instruments of conveyance and transfer, consents, bills of sale, assignments and assurances presented by Licensee as reasonably necessary to more effectively consummate, confirm or evidence the sale, assignment, transfer, conveyance and delivery to Licensee of the Purchased Assets as contemplated under the License Agreement.

3. Conflict with the License Agreement.  In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the License Agreement, the terms and conditions of the License Agreement shall govern, supersede and prevail.  Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the License Agreement or the survival thereof as provided and subject to the limitations set forth in the License Agreement.

4. Power of Attorney.  Licensor hereby constitutes and appoints Licensee, its successors and assigns, the true and lawful attorneys of Licensor with full power of substitution, in the name of Licensor or in the name and stead of Licensee, but on behalf of and for the benefit of Licensor, its successors and assigns:

(a)	to collect, demand and receive any and all of the Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

(b)
to institute and prosecute in Licensor's names, or otherwise, for the benefit of Licensee, any and all actions, suits or proceedings, at law, in equity or otherwise, which Licensee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to Licensee or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Licensee shall deem advisable for the collection or reduction to possession of any of the Purchased Assets; and

(c)
to take any and all other reasonable action designed to vest more fully in Licensee the Purchased Assets hereby sold to Licensee or intended so to be and in order to provide for Licensee the benefit, use, enjoyment and possession of such Purchased Assets.

Licensor acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. Licensee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

5. Notices.  Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 15of the License Agreement.  Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

6. Enforceability.  Whenever possible, each provision of this Bill of Sale shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Bill of Sale or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Bill of Sale.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Bill of Sale a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

7. Amendments. This Bill of Sale may be amended, and any provision of this Bill of Sale may be waived; provided that no such amendment or waiver shall be binding upon any party hereto unless set forth in a writing executed by Licensee and Licensor and referring specifically to the provision alleged to have been amended or waived.

8. Assignment.  This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Bill of Sale nor any of the rights, interests or obligations hereunder may be assigned or delegated by Licensor (including by operation of law) without the prior written consent of Licensee. In addition, Licensee may assign in whole or in part its rights and obligations pursuant to this Bill of Sale to one or more of its affiliates so long as such affiliates assume in writing all of Licensee's obligations hereunder without exception.  Licensee may assign, in whole or in part and without Licensor's consent, this Bill of Sale and its rights and obligations hereunder in connection with a merger or consolidation involving Licensee or in connection with a sale of stock (or other ownership interests) or assets of Licensee or other disposition of all or any portion of the Business so long as Licensee or any such acquirer, as applicable, remains obligated for or assumes in writing all of Licensee's obligations hereunder without exception.  Licensee may assign any or all of its rights pursuantto this Bill of Sale  to any of its lender(s) as collateral security, so long as Licensor's rights hereunder are not diminished except as set forth in the Subordination Agreements.

9. Counterparts.  This Bill of Sale may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

10. Governing Law.  The law of the State of Nevada shall govern all questions concerning the construction, validity, interpretation and enforceability of this Bill of Sale, and the performance of the obligations imposed by this Bill of Sale, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

11. No Third Party Beneficiaries.  This Bill of Sale is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed as of the date first above written.

LICENSEE:

GO-PAGE CORPORATION

By:	/s/Peter Schulhof
Name:	Peter Schulhof
Title:	President

LICENSOR:

PSITECH CORPORATION

By:	/s/PSiTech Ccorporation